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                                                                      EXHIBIT 23



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91785) pertaining to The 401(k) Plan (formerly the Teledyne 401(k)
Plan) of our report dated June 1, 2001, with respect to the financial statements and supplemental schedule of The 401(k) Plan (formerly the Teledyne 401(k) Plan) included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



                                                  /s/ Ernst & Young LLP



Pittsburgh, Pennsylvania
June 29, 2001